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                                                                    Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

In re:                       )  Case Nos. 02-08697
                             )  through 02-08738
                             )  (Jointly Administered)
NATIONAL STEEL CORPORATION   )  Chapter 11
et al.,                      )  Hon. John H. Squires
                             )
                  Debtors.   )

             NOTICE OF SALE OF SUBSTANTIALLY ALL OF DEBTORS' ASSETS

PLEASE TAKE NOTICE OF THE FOLLOWING:

     1. Pursuant to that certain Order Under 11 U.S.C.ss.ss.105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures; (B) the Form and Manner of Notice of (i) the Sale of Certain Assets and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (C) the Topping Fee (the "Procedures Order"), National Steel Corporation and certain of its subsidiaries, debtors and debtors-in-possession in the above-captioned case, (collectively, the "Debtors"), are selling substantially all their assets (the "Assets") as set forth in the Asset Purchase Agreement (the "Agreement") by and between the Debtors and AK Steel Corporation (the "Buyer").

     2. All interested parties are invited to make competing offers to purchase the Assets in accordance with the terms and conditions approved by the Bankruptcy Court (the "Bidding Procedures"). Pursuant to the Bidding Procedures approved pursuant to the Procedures Order, the Debtors may conduct an auction for the Business (the "Auction") on April 2, 2003 at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker, Chicago, Illinois.

     3. Participation at the Auction is subject to the Bidding Procedures and the Procedures Order. The Sale Procedures include the following:

          a. Participation Requirements. Unless otherwise ordered by the Bankruptcy Court or determined by the Debtors, in consultation with the Committees (as that term is defined in the Procedures Order), each person (a "Potential Bidder") interested in participating in the Bidding Process must deliver (unless previously delivered) to the Debtors (i) an executed confidentiality agreement and (ii) current audited financial statements of the Potential Bidder, or, if the Potential Bidder is an entity formed for the purpose of acquiring the Assets, current audited financial statements of the equity holder(s) of the Potential Bidder, or such other form of financial disclosure acceptable to the Debtors and their advisors, demonstrating such Potential Bidder's ability to close a proposed transaction.

          A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i) and (ii), and that the Debtors determine is reasonably likely (based on financial information submitted by the Potential Bidder, the availability of financing, experience and other considerations deemed relevant by the Debtors, in consultation with the Committees) to submit a bona fide offer and to be able to consummate the Sale if selected as a Successful Bidder.

          b. Due Diligence. The Debtors may afford any Qualified Bidder the time and opportunity to conduct reasonable due diligence. The Debtors will designate an employee or other representative to coordinate all reasonable requests for additional information and due diligence access from such Qualified Bidders. The Debtors shall not be obligated to furnish any due diligence information after the Bid Deadline (as hereinafter defined). Neither the Debtors nor any of their respective representatives are obligated to furnish any information to any person other than a Qualified Bidder. The Debtors are not responsible for, and will bear no liability with respect to, any information obtained by Bidders in connection with the sale of the Assets.

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          c. Bid Deadline. A Qualified Bidder who desires to make a bid shall deliver a written copy of its bid to (1) Gary P. Cullen and Timothy R. Pohl, Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, IL 60606; and (2) Andrew T. Yearley, Lazard Freres & Co., LLC ("Lazard"), 30 Rockefeller Center, 61st Floor, New York, NY 10020, not later than 12:00 p.m. (prevailing Central time) on March 27, 2003 (the "Bid Deadline"). The Debtors, after consultation with the Committees, shall announce the terms of the highest, best or otherwise financially superior Qualified Bid(s) received by the Bid Deadline no later than 5:00 p.m. (prevailing Central time) on March 31, 2003.

          d. Bid Requirements. All bids must include the following documents (the "Required Bid Documents") (i) a letter stating that the bidder's offer is irrevocable until the later of (x) 2 business days after the Assets have been disposed of pursuant to the Bidding Procedures, and (y) 30 days after the Sale Hearing; (ii) an executed copy of a purchase agreement marked to show modifications to the Agreement that the Qualified Bidder proposes (the "Marked Agreement"), the overall value of which must be equal to, or in excess of, at least $2 million over the sum of the overall value of the transactions contemplated by the Agreement and the Topping Fee (as that term is defined in the Procedures Order) (the "Required Bid Value"); (iii) a good faith deposit (the "Good Faith Deposit") in the form of a certified check (or other form acceptable to the Debtors in their sole discretion) payable to the order of the Debtors (or such other party as the Debtors may determine) in an amount equal to $6.5 million; (iv) written evidence of a commitment for financing or other evidence of the ability to consummate the Sale satisfactory to the Debtors with appropriate contact information for such financing sources.

          The Debtors, in consultation with the Committees, may choose to disregard bids that are conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder. A bid received from a Qualified Bidder that includes all of the Required Bid Documents and meets all of the above requirements is a "Qualified Bid."

          e. Auction. If one or more Qualified Bids (other than that of the Buyer) have been received, the Debtors shall conduct the Auction on April 2, 2003 at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, 19th Floor, Chicago, Illinois. The Debtors shall notify all Qualified Bidders who have submitted Qualified Bids of the time and place of the Auction. If there is no timely Qualified Bid (other than that of the Buyer), the Buyer shall be deemed to be the Successful Bidder.

          Only a Qualified Bidder who has submitted a Qualified Bid is eligible to participate at the Auction. During the Auction, bidding shall begin initially with the highest Qualified Bid and subsequently continue in minimum increments of at least $1 million. Other than otherwise disclosed herein, the Debtors, in consultation with the Committees, may conduct the Auction in the manner they determine will result in the highest, best or otherwise financially superior offer(s) for the Assets.

          Upon conclusion of the bidding, the Auction shall be deemed closed, and the Debtors, in consultation with the Committees, shall (i) immediately review each Qualified Bid or Bids on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale, and (ii) within one day identify the highest, best or otherwise financially superior offer(s) for the Assets (the "Successful Bid" and the entity or entities submitting such Successful Bid, the "Successful Bidder"), which highest, best or otherwise financially superior offer(s) will provide the greatest amount of net value to the Debtors after payment of, among other things, the Topping Fee, if required and advise the Bidders of such determination.

     4. A hearing (the "Sale Hearing") to approve the Sale of the Assets to the highest and best bidder will be held on April 7, 2003 at 1:00 p.m. prevailing central time at the United States Bankruptcy Court for the Northern District of Illinois, Dirksen Federal Building, 219 South Dearborn, Chicago, Illinois, 60604, before the Honorable Judge John H. Squires, United States Bankruptcy Judge.

     5. The Debtors will have accepted a bid only when the bid has been approved by the Bankruptcy Court at the Sale Hearing. Upon failure to consummate the sale of the Business because of a breach or failure on the part of the Successful Bidder, the Debtors may select in their business judgment the next highest or otherwise best Qualified Bid to be the Successful Bid without further order of the Court.

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     6. The Debtors, in consultation with the Committees, may (a) determine, in their business judgment, which Qualified Bid is the highest or otherwise best offer and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Debtors' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of sale, or (iii) contrary to the best interests of the Debtors, its estate and its creditors.

     7. This notice is qualified in its entirety by the Procedures Order.


Dated: February __, 2003            BY ORDER OF THE COURT

                                    By:
                                    ----------------------------------
                                    Timothy R. Pohl (ARDC No.06208157)
                                    Gary P. Cullen (ARDC No. 06190858)
                                    Eric W. Kaup (ARDC No. 06229548)
                                    SKADDEN, ARPS, SLATE,
                                      MEAGHER & FLOM (ILLINOIS)
                                    333 West Wacker Drive, Suite 2100
                                    Chicago, Illinois  60606-1285
                                    Tel: (312) 407-0700
                                    Fax: (312) 407-0411

                                    Special Counsel for Debtors
                                    and Debtors-in-Possession

                                    - and -

                                    Mark A. Berkoff (ARDC No. 06194787)
                                    David N. Missner (ARDC No. 01928988)
                                    PIPER RUDNICK 203 North LaSalle Street,
                                    Suite 1800 Chicago, Illinois 60601-1293
                                    (312) 368-4000

                                    Attorney for Debtors and
                                    Debtors-in-Possession